EXHIBIT NO. EX-99.a.3


                             GAM INTERNATIONAL, INC.

                              ARTICLES OF AMENDMENT
                              ---------------------


          GAM International, Inc., a Maryland corporation (hereinafter call "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the corporation, as heretofore amended, is further amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

                    "SECOND: The name of the corporation (hereinafter called the "corporation") is GAM Funds, Inc."

          SECOND: The amendment of the charter of the corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the corporation by the vote required by law.

          IN WITNESS WHEREOF, GAM International, Inc. has caused this instrument to be filed in its name and on its behalf by its President, Gilbert de Botton, and attested by its Assistant Secretary, Michael G.C. Gibbs, on the 14th day of February, 1986.

          The President acknowledge these Articles of Amendment to be the corporate act of the corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the corporation's charter are true in all material respects and that this statement is made under the penalties of perjury.

                                                GAM INTERNATIONAL, INC.


                                                By: /s/ Gilbert de Botton
                                                    ----------------------------
                                                    Gilbert de Botton
                                                    President



Attest:


/s/ Michael G.C. Gibbs
-----------------------------
Michael G.C. Gibbs
Assistant Secretary

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